EXHIBIT 23(a)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

I hereby consent (1) to the filing of my opinion as Exhibit 5 to the Registration Statement of Motors Mechanical Reinsurance Company, Limited (the "Company) on Form S-2 registering up to 12,000 shares of the Company's Participating Stock and (ii) to the reference to my name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of such Registration Statement.

                                                          s/PETER R.P. EVELYN





Bridgetown, Barbados
June 21, 2002